THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      237/1290 UPPER TIER ASSOCIATES, L.P.

                                 by and between


                          237/1290 UPPER TIER GP CORP.,

                               as General Partner,

                             CARLYLE MANAGERS, INC.,

                           as Special General Partner


                                       AND
                    JMB/NYC OFFICE BUILDING ASSOCIATES, L.P.,

                               as Limited Partner



                            Dated: November 19, 1999



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                                                 TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I                  DEFINITIONS............................................................................2

ARTICLE II                 ORGANIZATIONAL MATTERS.................................................................7
                  2.1      Formation..............................................................................7
                  2.2      Certificates...........................................................................7
                  2.3      Foreign Qualifications.................................................................7
                  2.4      Name...................................................................................7
                  2.5      Registered Office and Agent; Principal Office..........................................7
                  2.6      Purpose; Powers........................................................................8
                  2.7      Term...................................................................................8

ARTICLE III                CAPITAL CONTRIBUTIONS..................................................................8
                  3.1      Capital Contributions of the General Partner...........................................8
                  3.2      Capital Contributions..................................................................8
                  3.3      Other Matters Relating to Capital Contributions........................................8
                  3.4      Capital Accounts.......................................................................9

ARTICLE IV                 DISTRIBUTIONS OF NET CASH FLOW.........................................................9

ARTICLE V                  ALLOCATIONS OF PROFITS AND LOSSES......................................................9

ARTICLE VI                 RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER.........................................10
                  6.1      Management............................................................................10
                  6.2      Outside Activities of the General Partner.............................................12
                  6.3      Employment of Experts or Advisors.....................................................12

ARTICLE VII                RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS............................................13
                  7.1      Limitation of Liability...............................................................13
                  7.2      Management of Business................................................................13
                  7.3      Outside Activities of the Special General Partner and Limited Partners................13
                  7.4      Covenant of the Special General Partner and the Limited Partners......................13
                  7.5      This Section Intentionally Omitted....................................................14
                  7.6      Exercise of Put Right.................................................................14

ARTICLE VIII               AMENDMENTS OF LIMITED PARTNERSHIP AGREEMENT...........................................15

ARTICLE IX                 LIMITATION ON SUBSTITUTION AND
                           ASSIGNMENT OF A PARTNER'S INTEREST....................................................15
                  9.1      Transfer..............................................................................15
                  9.2      Special General Partner and Limited Partners Right to Transfer........................15
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                                                                                                               Page
                  9.3      Transferred Partnership Interests Subject to this Agreement...........................15
                  9.4      Insolvency, Dissolution or Bankruptcy of a Limited Partner............................16
                  9.5      Transfers by the General Partner......................................................16
                  9.6      Admission of Successor General Partner................................................16

ARTICLE X                  ACCOUNTING PROCEDURE..................................................................16
                  10.1     Books and Accounts....................................................................16
                  10.2     Choice of Accountants; Tax Information................................................17
                  10.3     Delivery of Information...............................................................17

ARTICLE XI                 DISSOLUTION...........................................................................17
                  11.1     Dissolution...........................................................................17
                  11.2     Liquidation...........................................................................18
                  11.3     Rights of the Special General Partner and of the Limited Partners.....................18
                  11.4     No Obligation to Contribute Deficit...................................................18

ARTICLE XII                INDEMNIFICATION.......................................................................19

ARTICLE XIII               MISCELLANEOUS PROVISIONS..............................................................20
                  13.1     Notices...............................................................................20
                  13.2     Counterparts..........................................................................21
                  13.3     Nature of Partnership Interest........................................................21
                  13.4     Insolvency Proceedings................................................................21
                  13.5     Titles and Captions...................................................................21
                  13.6     Pronouns and Plurals..................................................................21
                  13.7     Further Action........................................................................21
                  13.8     Binding Effect........................................................................22
                  13.9     Creditors.............................................................................22
                  13.10    Waiver................................................................................22
                  13.11    Applicable Law........................................................................22
                  13.12    Invalidity of Provisions..............................................................22
                  13.13    Entire Agreement......................................................................22

Exhibit A

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                           THIRD AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT OF
                      237/1290 UPPER TIER ASSOCIATES, L.P.

                        (A Delaware Limited Partnership)

                  THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF 237/1290 UPPER TIER ASSOCIATES, L.P. (the "Partnership"), dated as of November 19, 1999 (this "Agreement") is entered into by and between 237/1290 Upper Tier GP Corp., a Delaware corporation (the "General Partner"),
Carlyle Managers, Inc., a Delaware corporation (the "Special General Partner"),
JMB/NYC Office Building Associates, L.P., an Illinois limited partnership (the
"JMB Limited Partner" and/or the "Limited Partner") and, solely for the purpose of agreeing to certain obligations set forth in Section 7.6A hereof, Metropolis
Realty Trust, Inc., a Maryland corporation ("Metropolis").

                  WHEREAS, in accordance with the terms and conditions of the Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290
Associates L.L.C. (respectively the "237 LLC" and the "1290 LLC" and collectively the "LLCs"), each a Delaware limited liability company, filed under title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Plan"),
(i) O&Y NY Building Corp. (the "Prior General Partner"), the JMB Limited Partner and the O&Y Equity Company, L.P. ("Equityco") entered into a Limited Partnership
Agreement dated October 10, 1996 ( the "Original Agreement") pursuant to which they formed the Partnership in accordance with the Revised Uniform Limited
Partnership Act of the State of Delaware, (ii) the LLCs merged into the Partnership pursuant to an Agreement and Plan of Merger dated October 10, 1996
(the "Merger Agreement"), with the Partnership as the surviving entity (the
"Merger"), (iii) pursuant to a Redemption and Substitution Agreement dated
October 10, 1996, the Prior General Partner and Equityco withdrew from the
Partnership and the General Partner was admitted in its place, and (iv) the General Partner and the JMB Limited Partner amended and restated the Original LP
Agreement (as so amended and restated, the "Amended and Restated Agreement");

                  WHEREAS, the Amended and Restated Agreement was amended and restated in its entirety as of October 14, 1997 to admit Carlyle Managers, Inc.
as a Special General Partner (as amended and restated, the "Second Amended and Restated Agreement"); and

                  WHEREAS, the Partnership has entered into an agreement (the
"Restructuring Agreement"), dated as of October 28, 1999 pursuant to which the Partnership will, among other things, contribute its membership interests in the entity that owns the real property known as 237 Park Avenue, New York, New York, in exchange for Class A Partnership Interests in Oak Hill Strategic Partners,
L.P. (the "OHSP Interests").

                  WHEREAS, the parties hereto desire to amend and restate the Second Amended and Restated Agreement in its entirety effective as of the Closing Date (as defined in the Restructuring Agreement) to reflect the consummation of such transactions.




                  NOW, THEREFORE, in consideration of the mutual covenants and on the terms and conditions contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Certain terms used in this Agreement shall have the meanings designated below.

                  (a) "Act" means the Delaware Revised Uniform Limited Partnership Act, as in effect on the date hereof as it may be amended from time to time hereafter, or any successor law.

                  (b) "Adverse Transaction" means (i) any sale, disposition, transfer or exchange of the Partnership Property, or any property owned by the Property Owning Partnership, (ii) any release, discharge or reduction of non-recourse indebtedness of the Property Owning Partnership (other than through payment of scheduled amortization (so long as the non-recourse indebtedness of the Property Owning Partnership remains at all times greater than $129,700,000), actions taken by a secured lender such as application of insurance proceeds or condemnation awards or the exercise of remedies, or in the case where the released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with clause (B) below), (iii) any distribution of Partnership assets (other than distributions of cash and other distributions by the Partnership and the Property Owning Partnership, in each case, in the ordinary course of business), or (iv) any other transaction or agreement to which any of the Partnership or the Property Owning Partnership is a party, if as a result of any such transaction or agreement described in (i), (ii), (iii) or (iv) above, the Limited Partner would be required to recognize a material amount of taxable income or gain prior to the Approval Right Termination Date. Adverse Transactions shall specifically exclude (A) Partnership income derived in the ordinary course of the Partnership's and the Property Owning Partnership's business, (B) non-recourse refinancing of the property owned by the Property Owning Partnership on commercially reasonable terms in an aggregate amount equal to not less than $129,700,000, (C) payment of amortization on non-recourse financing encumbering the property owned by the Property Owning Partnership, provided that the outstanding balance of such financing is not reduced below $129,700,000, in the aggregate and except as otherwise provided in the parenthetical of clause (ii) above (i.e. actions taken by a secured lender such as application of insurance proceeds or condemnation awards or the exercise of remedies, or in the case where released indebtedness is concurrently being replaced with other non-recourse indebtedness complying with clause (B) above),
(D) the consummation of the transactions expressly provided for in Section 2.01 of the Restructuring Agreement, (E) a transfer of the any property owned by the Property Owning Partnership pursuant to an involuntary foreclosure or similar action arising from a default by the Property Owning


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Partnership with respect to its obligations under its indebtedness, (F) a transfer of the property of the Property Owning Partnership pursuant to a consensual foreclosure or similar action (including, without limitation, a deed in lieu of foreclosure) arising from a default by the Property Owning Partnership with respect to its obligations under its indebtedness; provided that the default is a bona fide default and the foreclosure or deed in lieu of foreclosure is not a collusive transaction between the holders of such indebtedness and Metropolis or any shareholders or Affiliates of Metropolis or any of their partners, members or Affiliates attributable to any commonality of ownership between the beneficial ownership of such indebtedness and any such Person, (G) any Metropolis Sale or sale, exchange, transfer, encumbrance or other disposition (whether by or through any intervening entity or entities) of Metropolis' interest as a limited partner of the Property Owning Partnership or the property owned by the Property Owning Partnership during the period commencing on January 1, 2000 and ending on February 28, 2001 if, simultaneous with any such transaction, the JMB Limited Partner receives its proportionate share of the Limited Partner Sale Distribution Amount (as defined in the Property Owning Partnership Agreement) and (H) payment of the Limited Partner Sale Distribution Amount (as defined in the Property Owning Partnership Agreement) or the authorized exercise of the Purchase Right (as defined in the Property Owning Partnership Agreement) or the Put Right (as defined in the Property Owning Partnership Agreement) and the consummation of the transactions incidental to the exercise of such rights.

                  (c) "Affiliate" means, (a) with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity.

                  (d) "Approval Right Termination Date" means the earliest of
(i) March 1, 2001, and (ii) the date on which the Partnership no longer holds the Property Owning Partnership Interest as a result of the authorized exercise of the Purchase Right or the Put Right (as such terms are defined in the Property Owning Partnership Agreement) pursuant to Section 12.2A or 12.2C of the Property Owning Partnership Agreement or pursuant to such other transaction which does not constitute an Adverse Transaction, (iii) the date on which the JMB Limited Partner no longer holds a Partnership Interest in the Partnership, and (iv) the Default Date.

                  (e) "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the gross asset value of the Property, as determined by the General Partner in its sole and absolute discretion (except as otherwise provided in this Agreement), which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article III hereof.

                  (f) "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the Office of the Secretary of State of Delaware, as such certificate may be amended and/or restated from time to time.



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                  (g) "Closing Date" shall have the meaning set forth in the
Restructuring Agreement.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  (i) "Default Date" shall have the meaning set forth in the Property Owning Partnership Agreement.

                  (j) "Distribution" means any distribution pursuant to Articles IV or XI hereof.

                  (k) "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

                  (l) "Fiscal Year" means the period commencing on any January 1 and ending on the earlier to occur of (A) the next December 31 and (B) the date on which all assets of the Partnership are distributed pursuant to Article XI hereof and the Certificate has been cancelled pursuant to the Act.

                  (m) "FW Strategic" means FW Strategic Management, L.P., a Texas limited partnership.

                  (n) "General Partner" means 237/1290 Upper Tier GP Corp., a Delaware corporation, in its capacity as General Partner hereunder and all other Persons hereafter being or acting as General Partner of the Partnership, individually and collectively.

                  (o) "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as (1) the General Partner, (2) a stockholder, director, trustee or officer of the Partnership or the General Partner, or (3) a director, trustee or officer of any other Entity, each Person (including a Limited Partner) serving in such capacity at the request of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including affiliates of the General Partner to the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

                  (p) "JMB Indemnitors" shall mean Property Partners, L.P., Carlyle-XIII Associates, L.P. and Carlyle-XIV Associates, L.P.

                  (q) "JMB Limited Partner" shall have the meaning set forth in the Preamble to this Agreement.


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                  (r) "JMB Put Right" shall have the meaning set forth in
Section 7.7 of this Agreement.

                  (s) "Limited Partner" shall have the meaning set forth in the Preamble to this Agreement and shall refer to any additional Limited Partner admitted to the Partnership in accordance with the terms hereof.

                  (t) "LLC(s)" shall have the meanings set forth in the Recitals to this Agreement.

                  (u) "Merger" means the merger of the LLCs with and into the Partnership pursuant to the Merger Agreement.

                  (v) "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 10, 1996 between the Partnership and the LLCs.

                  (w) "Metropolis" means Metropolis Realty Trust, Inc., a Maryland corporation.

                  (x) "Metropolis Sale" has the meaning given thereto in the Property Owning Partnership Agreement.

                  (y) "Net Cash Flow" means the excess of all cash receipts of any kind received by the Partnership over the sum of the amounts of (i) Operating Expenses, and (ii) any reserves established by the General Partner.

                  (z) "OHSP" means Oak Hill Strategic Partners, L.P., a Delaware limited partnership.

                  (aa) "OHSP Interests" shall have the meaning set forth in the Recitals to this Agreement.

                  (bb) "Operating Expenses" means all cash expenses, costs, debts and disbursements of every kind and nature which the Partnership shall pay or become obligated to pay in connection with the business of the Partnership or the performance of the General Partner's duties and obligations under this Agreement, including, without limitation, debt service, audit and legal expenses and management fees.

                  (cc) "Partners" means the General Partner, the Special General Partner and the Limited Partners, where no distinction is required by the context in which the terms is used herein. "Partner" means any one of the Partners.

                  (dd) "Partnership" means 237/1290 Upper Tier Associates, L.P.



                                       -5-

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                  (ee) "Partnership Interest(s)" means that ownership interest of a Partner, expressed as a percentage, in the Partnership's profits and losses, other items of income, gain, losses, deductions, expenses and credits, and distributions of net cash receipts at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and under the Act, together with the obligation of such Partner to comply with all the terms and provisions of this Agreement and the Act. The Partnership Interest of each Partner is set forth on Exhibit A.

                  (ff) "Partnership Property" means the Property Owning Partnership Interest, the OHSP Interests and any other property the Partnership may acquire after the date hereof.

                  (gg) "Person" means any individual, corporation, company, partnership, joint venture, trust, association, unincorporated organization, other entity or group, or any domestic or foreign national, state or municipal or other local government or multi-national body any subdivision, agency, commission or authority thereof.

                  (hh) "Plan" shall have the meaning set forth in the Recitals to this Agreement.

                  (ii) "Property Owning General Partner" means 1290 GP Corp., a Delaware corporation.

                  (jj) "Property Owning Partnership" means 1290 Partners, L.P., a Delaware limited partnership.

                  (kk) "Property Owning Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Property Owning Partnership, dated as of the date hereof.

                  (ll) "Property Owning Partnership Interest" shall mean the Partnership's ownership interest, as a limited partner, in the Property Owning Partnership pursuant to the Property Owning Partnership Agreement.

                  (mm) "Restructuring Agreement" shall have the meaning set forth in the recitals.

                  (nn) "Special General Partner" shall have the meaning set forth in the Preamble to this Agreement.

                  (oo) "Tax Matters Partner" shall have the meaning set forth in
Section 10.2 of this Agreement.



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


                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

                  2.1 Formation. The General Partner, the Special General Partner and the Limited Partners hereby agree to continue the Partnership as a limited partnership pursuant and subject to the Act. The Original Agreement was effective from the date thereof up to, but not including, the effective time of the Amended and Restated Agreement. The Amended Agreement was effective up to, but not including, the effective date of the Second Amended and Restated Agreement. The Second Amended and Restated Agreement was effective from and including the date thereof up to the Closing Date (as defined in the Restructuring Agreement). This Agreement shall become effective on the Closing Date. Except as expressly provided in this Agreement, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

                  2.2 Certificates The General Partner shall file, record and publish such certificates and other documents as may be necessary and appropriate to comply with the requirements for the organization and operation of a limited partnership under the Act.

                  2.3 Foreign Qualifications. If the business of the Partnership is carried on or conducted in any state other than the State of Delaware, then the parties agree that this Partnership shall be qualified to conduct business in accordance with the laws of each such other state in which business is conducted by the Partnership. The parties agree to execute such other and further documents as may be necessary or appropriate to permit the General Partner to qualify this Partnership, or otherwise to comply with requirements for a limited partnership to conduct business, in each such state. The General Partner shall execute and file in the proper offices such certificates as may be required by the Assumed Name Act or similar law in effect in the counties and other governmental jurisdictions in which the Partnership may elect to conduct business.

                  2.4 Name. The name of the Partnership is "237/1290 Upper Tier Associates, L.P." The business of the Partnership shall be conducted under the name listed above or under such other names as the General Partner deems appropriate. The General Partner, in its sole discretion may, upon five days' prior written notice to the Limited Partners, change the name of the Partnership.

                  2.5 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware and the name and address at the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1029 Orange Street, Wilmington (New Castle County), Delaware 19801. The principal office of the Partnership shall be c/o Victor Capital Group, L.P., 605 Third Avenue, 26th Floor, New York, New York 10016, Attn: John Klopp or such other place as the General Partner may from time to time designate by notice to the Limited

Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  2.6 Purpose; Powers. The purpose and nature of the business to be conducted by the Partnership is to hold the Partnership Property and serve as a limited partner of the Property Owning Partnership. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein.

                  2.7 Term. The term of the Partnership shall continue until December 31, 2099, unless the Partnership is dissolved sooner pursuant to any provision of this Agreement.


                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

                  3.1 Capital Contributions of the General Partner. The General Partner has made a Capital Contribution of $1 in cash to the Partnership and the Special General Partner has agreed to provide services to the Partnership as set forth in Section 10.2 hereof. In consideration therefor, the General Partner and the Special General Partner have received the Partnership Interests set forth in Exhibit A hereto.

                  3.2 Capital Contributions. As provided in the Merger Agreement, upon the consummation of the Merger, the Partnership succeeded to all of the LLCs' assets and liabilities (the "LLC Net Assets"). Upon the consummation of the Merger, the Partnership agreed that the LLC Net Assets were deemed to be the Capital Contributions of the JMB Limited Partner, and (ii) the LLC Net Assets had a gross fair market value of $100,000.

                  3.3 Other Matters Relating to Capital Contributions.

                  A. Except as otherwise provided by the terms of this Agreement, no Partner shall be entitled to withdraw, or to a return of, any part of its Capital Contribution, or to receive property or assets other than cash in return thereof, and the General Partner shall not be liable to the Limited Partners for a return of their Capital Contributions.

                  B. No Partner shall be entitled to priority over any other Partner, either with respect to a return of his Capital Contribution, or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.

                  C.       No interest shall be paid on Capital Contributions.

                  D. No Partner shall be obligated to make any further Capital Contribution to the Partnership.


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



                  3.4 Capital Accounts. A separate capital account shall be established for each Partner on the books of the Partnership on the dates on which such Partner makes its Capital Contributions, as provided herein. Each such capital account will thereafter be maintained on the books of the Partnership. Each Partner's capital account will be increased by that Partner's Capital Contributions, advances and allocation of income and gain and decreased by that Partner's distributions and allocation of losses.


                                   ARTICLE IV

                         DISTRIBUTIONS OF NET CASH FLOW

                  Subject to Article XI, the Partnership shall distribute to the Partners any Net Cash Flow at such times as the General Partner shall reasonably determine to be appropriate. Distributions of Net Cash Flow shall be made to the Partners in accordance with their respective Partnership Interests. Notwithstanding the foregoing, the Partners acknowledge that the interest of the JMB Limited Partner is subject to a Second Amended, Restated and Consolidated Security Agreement, dated as of October 10, 1996, executed and delivered pursuant to the Plan and the JMB Limited Partner and the Special General Partner agree that the General Partner shall be authorized to pay any distributions otherwise payable to the JMB Limited Partner or the Special General Partner hereunder to or at the direction of the holder of the Second Amended, Restated and Consolidated Promissory Note secured thereby.


                                    ARTICLE V

                        ALLOCATIONS OF PROFITS AND LOSSES

                  5.1 All items of income, gain, loss or deduction for any Fiscal Year shall be allocated to the Partners in accordance with their respective Partnership Interests.

                  5.2 The Partnership shall use the "remedial method" described in Treasury Regulation Section 1.704-3(b) and allocations of nonrecourse debt shall be made in accordance therewith. The effect of this Agreement shall be that the JMB Limited Partner shall receive an allocation of Partnership nonrecourse debt, as of the date hereof, that is not less than $129,700,000.

                                   ARTICLE VI

                  RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

                  6.1 Management.

                  A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and, except as provided in
Section 6.1D hereof with respect to the JMB Limited Partner and in Section 10.2 hereof with respect to the Special General Partner, no Limited Partner nor the Special General Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No third party shall have any right to rely upon the authority of the Special General Partner or the Limited Partner to take any action on behalf of the Partnership, except as expressly set forth in this Agreement. The General Partner may not be removed by the Limited Partners or the Special General Partner with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have, subject to Section 6.1D hereof, full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers and to effectuate the purposes set forth in Section 2.6 hereof, including, without limitation, the power and authority to:

                  1. to acquire, sell, transfer, exchange, manage or otherwise dispose of all or a portion of the Partnership Property upon such terms and for such consideration as the General Partner may, in its sole and absolute discretion determine;

                  2. to take or enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the purposes of the Partnership;

                  3. to take or omit such other or further action in connection with the Partnership's business as may, in the opinion of the General Partner, be necessary or desirable to further the purposes of the Partnership, including, without limitation, actions pursuant to the Property Owning Partnership Agreement;

                  4. to invest such funds as are temporarily not required for Partnership purposes; and

                  5. to carry on any other activities the General Partner may reasonably deem necessary, in connection with or incident to any of the foregoing.

                  B. In connection with such management and subject to any limitations set forth elsewhere in this Agreement, the General Partner:

                  1. Shall maintain or cause to be maintained, at the expense of the Partnership, complete and accurate records of all correspondence, documents or instruments of any nature relating to the Partnership business. Such records, together with such supporting evidence thereof as is in the control and possession of the Partnership or of the General Partner, shall be kept in the principal office of the General Partner or of the Partnership for such periods as the General Partner deems appropriate. The Partners and/or their authorized representatives, shall have the right to inspect and/or copy any or all of the above-described records during normal business hours.

                  2. Shall execute any and all documents or instruments of any kind which the General Partner may reasonably deem appropriate in carrying out the purposes of the Partnership.

                  3. Shall maintain, or cause to have maintained, at the expense of the Partnership, adequate records and accounts of all transactions, operations and expenditures and shall furnish to or cause to be furnished to the Partners annual statements of account as of the end of each calendar year.

                  C. The Limited Partner and the Special General Partner agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Limited Partner or the Special General Partner (except as provided in Section 6.1D hereof). Notwithstanding any other provision of this Agreement, to the fullest extent permitted under the Act or other applicable law, rule or regulation, the execution, delivery or performance by the General Partner or the Partnership of any agreements authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership, the Special General Partner or the Limited Partner or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  D. Notwithstanding anything to the contrary set forth in this Agreement, (x) until the Approval Right Termination Date in the case of items 1-6 of this Section 6.1D and (y) at any time in the case of item 7 of this
Section 6.1D, the General Partner shall not, without the prior written consent of the JMB Limited Partner (which may be given or withheld in its sole and absolute discretion), have the power to take, on behalf of the Partnership as a limited partner of the Property Owning Partnership, the following actions:

                  1.       Consent to any Adverse Transaction pursuant to
         Section 8.1E of the Property Owning Partnership Agreement;

                  2. Exercise the Partnership's Put Right (as such term is defined in the Property Owning Partnership Agreement) to require the Property Owning General Partner or Metropolis to purchase the Property Owning Partnership Interest pursuant to Section 12.2C of the Property Owning Partnership Agreement;

                  3. Effect the sale, disposition, exchange or transfer of the Property Owning Partnership Interest if such transaction would constitute an Adverse Transaction;

                  4. Consent to the amendment of the Property Owning Partnership Agreement pursuant to Sections 15.1B and 15.1C of such Partnership Agreement;

                  5. Consent to the dissolution of the Property Owning Partnership pursuant to Section 14.1C of the Property Owning Partnership Agreement;

                  6. Cause or permit (to the extent within the General Partner's reasonable control) any Adverse Transaction; provided however that the General Partner shall be under no obligation to commence litigation or to incur any expense (unless the JMB Limited Partner shall fund such expense) in order to avoid or prevent an Adverse Transaction from occurring; and

                  7. Cause or permit the sale, disposition, exchange or transfer of the OHSP Interests, unless FW Strategic properly exercises its right to purchase the OHSP Interests pursuant to Section 4.02(c) of the Restructuring Agreement.

                  6.2 Outside Activities of the General Partner. The General Partner shall devote such time and effort to the business of the Partnership as the General Partner shall reasonably deem necessary to promote adequately the interests of the Partnership and the interests of the Partners; however, it is specifically understood and agreed that the General Partner shall not be required to devote full time to the business of the Partnership and that the Partners and their respective stockholders, partners, directors, officers and affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership, and neither the Partnership nor any Partner shall by virtue of this Agreement or otherwise have any right, title or interest in or to such independent ventures.

                  6.3 Employment of Experts or Advisors. The General Partner may employ or retain such counsel, accountants, appraisers or other experts or advisors as the General Partner may reasonably deem appropriate for the purpose of discharging its duties hereunder, and shall be entitled to pay the fees of any such persons from the funds of the Partnership. The General Partner may act, and shall be protected in acting in good faith, on the opinion or advice of, or information obtained from, any such counsel, accountant, appraiser or other expert or advisor, whether retained or employed by the Partnership, the General Partner, or otherwise, in relation to any matter connected with the administration or operation of the business and affairs of the Partnership.


                                   ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
                         AND THE SPECIAL GENERAL PARTNER

                  7.1 Limitation of Liability. The Limited Partners and the Special General Partner shall have no liability under this Agreement except as expressly provided in this Agreement, or under the Act.

                  7.2 Management of Business. Neither the Special General Partner nor any Limited Partner shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership except as set forth in Section 10.2 hereof. No third party shall have any right to rely upon the authority of the Special General Partner on behalf of the Partnership, except as expressly set forth in this Agreement. The transaction of any such business by the General Partner, any of its affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

                  7.3 Outside Activities of the Special General Partner and Limited Partners. The Special General Partner and any Limited Partner and any officer, director, partner, employee, agent, trustee, affiliate or shareholder of the Special General Partner or of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the Special General Partner or any Limited Partner. None of the Special General Partner or the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, the Special General Partner or any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, the Special General Partner or any Limited Partner or such other Person, could be taken by such Person.

                  7.4 Covenant of the Special General Partner and the Limited Partners. The Special General Partner and each Limited Partner hereby warrants and covenants to the Partnership, provided that any of the following is not an Adverse Transaction, that neither it nor any of its partners or their respective officers, directors, partners, stockholders, agents and affiliates shall intentionally interfere with (x) the exercise by the Property Owning General Partner of the Purchase Right (as such term is defined in the Property Owning Partnership Agreement) pursuant to Section 12.2A of the Property Owning Partnership Agreement, or (y) any disposition, mortgage, pledge, encumbrance, hypothecation or exchange of the Property Owning Partnership Interest by the Partnership or the Property (as defined in the Property Owning Partnership Agreement) by the Property Owning Partnership or the merger or other combination of the Property Owning Partnership with or into another entity in accordance with the terms of this Agreement, or the Property Owning Partnership Agreement.

                  7.5 This Section Intentionally Omitted.

                  7.6 Exercise of Put Right.

                  A. The General Partner shall, upon the written request of the JMB Limited Partner, promptly cause the Partnership to exercise its Put Right (as such term is defined in the Property Owning Partnership Agreement) to require the Property Owning General Partner and Metropolis, jointly and severally, to purchase the Property Owning Partnership Interest pursuant to
Section 12.2C of the Property Owning Partnership Agreement.

                  B. The General Partner shall, upon the written request of the JMB Limited Partner, promptly cause the Partnership to exercise its right to sell the OHSP Interests to FW Strategic or OHSP pursuant to the proviso of
Section 4.02(d)(ii) of the Restructuring Agreement.

                  C. Following (i) the exercise of the Put Right pursuant to
Section 7.6A and (ii) the receipt by the JMB Limited Partner of all amounts to be received as a result thereof, the General Partner shall, upon receipt of the written election of the JMB Limited Partner at any time, in the JMB Limited Partner's sole discretion, cause its Partnership Interest to be converted to a limited partner interest, and the Special General Partner shall thereupon become the successor General Partner.

                  D. Following (i) the exercise of the Purchase Right (as defined in Property Owning Partnership Agreement) the pursuant to Section 12.2A of the Property Owning Partnership Agreement and (ii) the receipt by the JMB Limited Partner of all amounts to be received as a result thereof, the General Partner shall, upon receipt of the written election of the JMB Limited Partner at any time, in the JMB Limited Partner's sole discretion, cause its Partnership Interest to be converted to a limited partner interest, and the Special General Partner shall thereupon become the successor General Partner.

                                  ARTICLE VIII

                   AMENDMENTS OF LIMITED PARTNERSHIP AGREEMENT

                  This Agreement may be amended only by instrument in writing signed by the General Partner, the Special General Partner and the Limited Partner.


                                   ARTICLE IX

                         LIMITATION ON SUBSTITUTION AND
                       ASSIGNMENT OF A PARTNER'S INTEREST

                  9.1 Transfer.

                  A. The term "Transfer," when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its Partnership Interest to another Person or by which the Special General Partner or a Limited Partner purports to assign all or any part of its Partnership Interest to another Person.

                  B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IX. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void.

                  9.2 Special General Partner and Limited Partners Right to Transfer. Subject to the provisions of Sections 7.6, and this Section 9.2, neither the Special General Partner nor any Limited Partner shall sell, assign, transfer or convey all or any portion of its Partnership Interest to any person or entity without the prior written consent of the General Partner. Except for the security interest created pursuant to the Second Amended, Restated and Consolidated Promissory Note in the original principal amount of $88,572,780, dated October 10, 1996, made by the JMB Limited Partner in favor of Metropolis, the Second Amended, Restated and Consolidated Security Agreement, dated October 10, 1996, between the JMB Limited Partner and Metropolis, and the documents related thereto, neither the Special General Partner nor any Limited Partner shall pledge, encumber, place or suffer to exist a lien on its Partnership Interest without the prior written consent of the General Partner. No successor to the Special General Partner's Partnership Interest nor the Limited Partner's Partnership Interest shall become a substituted limited partner, as that term is used in the Act, without the prior written consent of the General Partner. Any consent from the General Partner required under this Section 9.2 may be granted or withheld by the General Partner in its sole discretion.

                  9.3 Transferred Partnership Interests Subject to this Agreement. Sales, assignments, transfers, conveyances and pledges of Partnership Interests pursuant to this

Article IX shall be subject to, and the transferee or pledgee shall acquire the transferred Partnership Interests subject to, all of the terms and provisions of this Agreement.

                  9.4 Insolvency, Dissolution or Bankruptcy of a Limited Partner. The insolvency, dissolution or bankruptcy of the Special General Partner or of a Limited Partner shall not terminate the Partnership. In such event, the trustee, representative, or other successor in interest of such Limited Partner or the Special General Partner shall have only the rights of an assignee of a Limited Partner which does not become a substituted limited partner under the Act.

                  9.5 Transfers by the General Partner.

                  A. The General Partner may Transfer all or any part of its Partnership Interest or withdraw as General Partner, in its sole discretion and without the consent of any Limited Partners or the Special General Partner; provided that the General Partner may withdraw as general partner only in connection with a Transfer of its Partnership Interest and immediately following the admission of a successor General Partner, as general partner, in accordance with this Article IX.

                  B. If the General Partner withdraws as general partner in accordance with clause A. above, its Partnership Interest shall immediately be converted into a limited partner interest and the General Partner shall be entitled to receive distributions from the Partnership and the share of income, gain, loss, deduction and credit that were otherwise attributable to its Partnership Interest.

                  9.6 Admission of Successor General Partner. A successor to all of the General Partner's Partnership Interest pursuant to this Article IX who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.


                                    ARTICLE X

                              ACCOUNTING PROCEDURE

                  10.1 Books and Accounts. The General Partner shall keep or cause to be kept full, accurate, complete and proper books and accounts of all operations of the Partnership. Such books shall be kept in accordance with sound accounting practices consistently applied.

                  10.2 Choice of Accountants; Tax Information. Notwithstanding anything to the contrary in this Agreement or any status of the General Partner as general partner, the Special General Partner is hereby designated as the "tax matters partner" as such term is defined in Section 6231(a)(7) of the Code. The Special General Partner shall have full and exclusive authority over all Partnership tax matters, including, without limitation, with respect to those matters under Section 11.2 of the Property Owning Partnership Agreement, reserved to the Limited Partner of such partnership under such Section 11.2 of the Property Owning Partnership Agreement. The Partnership's tax returns shall be prepared by a "Big Five" accounting firm selected by the Special General Partner. The Special General Partner shall sign and file tax returns prepared by the Partnership's accountant in consultation with the General Partner. The Special General Partner shall annually deliver or cause to be delivered to the Limited Partners all information forms reasonably necessary for federal tax purposes.

                  10.3 Delivery of Information. The General Partner shall promptly deliver to the Special General Partner and the JMB Limited Partner copies of all reports and information received from the Property Owning Partnership, OHSP and FW Strategic.


                                   ARTICLE XI

                                   DISSOLUTION

                  11.1 Dissolution. The Partnership shall not be dissolved by the admission of substituted Limited Partners or additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. In the event of the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following:

                  A. the expiration of its term as provided in Section 2.7 hereof;

                  B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after such event of withdrawal all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                  C. (i) prior to the Approval Right Termination Date, an election to dissolve the Partnership made by the General Partner, with the consent of the JMB Limited Partner (which may be given or withheld in its sole and absolute discretion), and (ii) after the Approval Right Termination Date, an election to dissolve the Partnership made by the General Partner, without the consent of the Limited Partner or the Special General Partner;

                  D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                  E. the sale of all or substantially all of the assets and properties of the Partnership.

                  11.2 Liquidation. In the event of dissolution of the Partnership pursuant to Section 11.1 where the business of the Partnership is not reconstituted, liquidation shall occur. The General Partner shall supervise the liquidation of the Partnership unless a wrongful act of the General Partner dissolved the Partnership or the Limited Partners elect another Partner to do so. In the event of any liquidation of the Partnership under this Agreement or the Act, except as otherwise provided herein, the proceeds of liquidating the Partnership shall be applied and distributed in the following order of priority (each item to be satisfied in full in the order listed below before any of such proceeds are allocated to the subsequent item):

                 (a) First, to creditors, including Partners who are creditors (to the extent not otherwise prohibited by law), in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment therefor), other than liabilities for which reasonable provision for payment has been made and liabilities for interim distributions to Partners and distributions to Partners on withdrawal; then

                 (b) Second, to the setting up of any reserves which the supervising Partner (or, if applicable, the liquidating trustee) determines to be reasonably necessary for any contingent liabilities of the Partnership or of any Partner arising out of, or in connection with, a Partnership liability; then

                 (c) Finally, the balance, if any, to the Partners in accordance with Article IV hereof.

                  The General Partner shall not receive any compensation for any services performed pursuant to this Article XI.

                  11.3 Rights of the Special General Partner and of the Limited Partners. Except as otherwise provided in this Agreement, the Special General Partner and each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Neither any Limited Partner nor the Special General Partner shall have priority over one another as to the return of its Capital Contributions, distributions, or allocations.

                  11.4 No Obligation to Contribute Deficit. If any Partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                                   ARTICLE XII

                                 INDEMNIFICATION

                  12.1 To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the Special General Partner or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Article XII in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Article XII shall be made only out of the assets of the Partnership, and neither the General Partner, the Special General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Article XII.

                  12.2 Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

                  12.3 The indemnification provided by this Article XII shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

                  12.4 The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  12.5 In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  12.6 An Indemnitee shall not be denied indemnification in whole or in part under this Article XII because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  12.7 The provisions of this Article XII are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Article XII or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Article XII, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  13.1 Notices. Notices hereunder shall be in writing and shall be deemed to be delivered upon actual receipt or 72 hours following deposit in a regularly maintained receptacle for the United States mail, registered or certified mail, return receipt requested, with postage prepaid, and addressed to the address of the addressee shown below, or to such other address of which any party shall notify the other parties hereto, in accordance with the terms hereof.

                  If to the General Partner:

                            237/1290 Upper Tier GP Corp.
                            c/o Victor Capital Group, L.P.
                            605 Third Avenue - 26th Floor
                            New York, New York 10016
                            Attn: John Klopp

                  with a copy to:

                            Battle Fowler LLP
                            75 East 55th Street
                            New York, New York 10022
                            Attn: Louis Vitali

                  If to the JMB Limited Partner or the Special General Partner:

                            900 North Michigan Avenue
                            19th Floor
                            Chicago, Illinois 60611
                            Attention:   Stuart C. Nathan
                                         Gary Nickele

                  13.2 Counterparts. This Agreement may be executed in multiple counterparts, each to constitute an original, but all in the aggregate to constitute one agreement as executed. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

                  13.3 Nature of Partnership Interest. The interest of each Partner in this Partnership is personal property.

                  13.4 Insolvency Proceedings. No bankruptcy or insolvency filing or proceeding in respect of the Partnership shall be made or commenced without the consent of the General Partner, and the Partnership shall not acquiesce, petition or otherwise invoke or cause any other person and/or entity to invoke the process of the United States of America, any state or other political subdivision thereof or any other jurisdiction, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case against the Partnership under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Partnership or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Partnership, if such action has not been consented to by the General Partner.

                  13.5 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  13.6 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  13.7 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  13.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  13.9 Creditors. Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  13.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  13.11 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                  13.12 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  13.13 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                  IN WITNESS WHEREOF, this Agreement is executed by the General Partner, the Special General Partner and the JMB Limited Partner as of the date first above written.

                           237/1290 UPPER TIER GP CORP.


                           By: /s/ Andrew S. Cohen
                               -------------------------------------
                               Name:   Andrew S. Cohen
                               Title:  Vice President

                           JMB/NYC OFFICE BUILDING ASSOCIATES, L.P., an
                           Illinois limited partnership

                           By:      Carlyle Managers, Inc., its General Partner


                                    By:/s/ Stuart C. Nathan
                                       -----------------------------
                                       Name:  Stuart C. Nathan
                                       Title: President


                           CARLYLE MANAGERS, INC.


                           By:/s/Stuart C. Nathan
                              --------------------------------------
                              Name:   Stuart C. Nathan
                              Title:  President


                           Solely with respect to Section 7.6A:

                           METROPOLIS REALTY TRUST, INC.


                           By:/s/ Andrew S. Cohen
                              -------------------------------------
                              Name:   Andrew S. Cohen
                              Title:  Vice President

                                    Exhibit A


           Entity                           Partnership Interest
           ------                           --------------------

237/1290 UPPER TIER GP CORP.                    0.999%

JMB/NYC OFFICE BUILDING
ASSOCIATES, L.P.                                98.901%

CARLYLE MANAGERS, INC.                           0.1%